SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 15, 1998


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000


Item 5.  Other Events


On October 14, 1998, Caterpillar Inc. announced that after a career spanning over 42 years at Caterpillar, Chairman and Chief Executive Officer Donald V. Fites will retire in early 1999 in conformance with the company's retirement policy. Fites has held the position of chairman and chief executive officer since 1990.

Glen A. Barton, group president, has been elected vice chairman of Caterpillar Inc. and a member of the board of directors effective
November 1, 1998. "Glen Barton is exceptionally well suited to move to vice chairman," Fites said. "He was a key leader in the strategic planning for our successful organizational change to business divisions and in the development of our new product introduction process. His personal knowledge of our dealers, customers, global operations and industry gained in 37 years with Caterpillar is unique."

Barton joined the company in 1961 with a degree from the University of Missouri. In 1987 he was elected a vice president with responsibility for Solar Turbines Incorporated. He was named an executive vice president in 1989 and a group president in 1990.





SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CATERPILLAR INC.



                                       By:  /s/ R. Rennie Atterbury III
                                               R. Rennie Atterbury III
                                                   Vice President


Date:  October 15, 1998